Exhibit 10.11

MANATRON, INC.

EXECUTIVE INCENTIVE PLAN FOR FISCAL 2001

ARTICLE I

DECLARATION

Section 1.

Establishment of Plan. The Manatron, Inc. Executive Incentive Plan for Fiscal 2001 (the "Plan") is established by Manatron, Inc. (the "Company") for fiscal year 2001, and may be continued, intact or as amended, from year to year, at the Company's option. The Plan is an annual incentive, performance, and bonus compensation program for eligible employees of the Company.

Section 2.	Objectives. The objectives of the Plan are to:

	(a)	Reward the outstanding performance of certain Executive Employees who contribute significantly to the achievement of the Company's annual objectives; and

	(b)	Facilitate the attraction and retention of superior personnel required for continued innovation, growth, and profitability.

Section 3.	Effective Dates. The effective date of the Plan is May 1, 2000. Each provision of the Plan applies until the effective date of an amendment of that provision.

ARTICLE II

DEFINITIONS

                          The following terms shall have the definition stated, unless the context requires a different meaning:

Section 1.

Pre-Tax Earnings. "Pre-Tax Earnings" shall mean the Company's corporate net income for the subject fiscal year as shown in the Company's annual audited financial statements for that fiscal year after all expenses but before the provision or credit for federal income taxes, adjusted to remove amounts expended for payments made or to be made pursuant to this Plan.

Section 2.	Award. "Award" means a contingent right to receive cash following the end of an Award Year.

Section 3.	Award Year. "Award Year" means a fiscal year for the Company as designated by the Committee.

Section 4.

Appraisal Division Operating Earnings. "Appraisal Division Operating Earnings" shall mean Appraisal Division revenues less related direct and indirect costs, less related selling, general and administrative expenses, less intercompany interest on applicable past due receivables, if any, for the subject year as shown in the Appraisal Division column of the Company's internal financial statements. Reference should be made to the detailed internal financial statement that were prepared for the year ended April 30, 2000 for further clarification. It does not include any corporate overhead allocations that were not in the prior year numbers if the format of the internal financial statements changes for some reason. In addition, it does not include any provision or credit for federal income taxes and should be adjusted to remove amounts expended for payments made or to be made pursuant to this plan.

Section 5.

Software Division Operating Earnings. "Software Division Operating Earnings" shall mean pretax earnings for the entire Company less Appraisal Division Operating Earnings for the subject year as shown in the Company's internal financial statements. It does not include any provision or credit for federal income taxes and should be adjusted to remove amounts expended for payments made or to be made pursuant to this plan.

Section 6.	Committee. "Committee" means the Compensation Committee of the Board of Directors of the Company which administers the Plan.

Section 7.

Executive Employee. "Executive Employee" means a full-time senior employee of the Company or one of the Company's subsidiaries determined by the Committee to have the potential of a direct and significant impact on the performance of the Company or to make a substantial contribution to the success of the Company.

Section 8.	Participant. "Participant" means an Executive Employee determined by the Committee to be eligible for an Award for the Award Year.

Section 9.	Plan. "Plan" means the Manatron, Inc. Executive Incentive Plan for Fiscal 2001.

ARTICLE III

PARTICIPATION

Section 1.

Designation by Committee. An Executive Employee shall be a Participant in the Plan for an Award Year when designated as a Participant for that Award Year by the Committee. Executive Employees selected by the Committee for participation for the Award Year shall be notified in writing and provided with a copy of this Plan or with a written summary and explanation of the Plan.

Section 2.

Participation Limited to One Year. Designation as a Participant in the Plan for an Award Year is limited to that Award Year. Each Participant must be designated as a Participant by the Committee for each Award Year to be eligible to participate in the Plan for that Award Year.

ARTICLE IV

ADMINISTRATION

Section 1.

Authority of Committee. The Plan will be administered by the Committee and (except with respect to his own Award) the Chief Executive Officer of the Company. If deemed by the Committee to be necessary, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan.

Section 2.

Determination of Award Amounts. The components of any Award, as listed in Article V, shall be determined by the Chief Executive Officer and the Committee. All decisions, determinations, and interpretations of the Chief Executive Officer and the Committee will be final and binding on all Participants. No member of the Committee shall be eligible to receive an Award pursuant to the Plan.

Section 3.

Limitation on Liability. Neither the Chief Executive Officer, any member of the Committee, nor any member of the Board of Directors shall be liable for any act or omission in connection with the performance of such person's duties or the exercise of such person's discretion related to any act or omission concerning the operation and administration of the Plan.

ARTICLE V

AWARDS

Section 1.	Determination of Participant's Award Potential. Unless modified by the Committee or the Chief Executive Officer, each Participant's award potential shall be based on the following:

         (a)          Personal Range. The Participant's maximum potential Award pursuant to this Plan for an Award Year shall be fifty percent (50%) of the base salary paid to the Participant during the Award Year.

         (b)          Overall Company Performance. The target financial performance and other objectives of the Company that will be considered in determining Awards for the designated company participants are as follows for Fiscal 2001:

(i)         Pre-Tax Earnings. An Award will be earned if the Company's Pre-Tax Earnings for the Award Year exceed the minimum threshold of Two Million Dollars ($2,000,000). Twelve percent (12%) of the Company's

Pre-Tax Earnings for the Award Year in excess of the minimum threshold shall be available for Awards to Participants pursuant to the Plan. Sixty-five percent (65%) of the Pre-Tax Earnings component of an Award for an Award Year will be distributed to Participants pro-rata based on each Participant's base salary for the Award Year with the exception of the Chairman of the Board, in whose case only one half of his base salary for the Award Year will be used. The remaining thirty-five percent (35%) of the Pre-Tax Earnings component may be distributed to Participants based on their achievement of other written performance objectives, compliance with Company policies and the overall profitability of the Company as determined pursuant to Section 2 of Article IV ("Discretionary Portion").

          (ii)          Other Objectives. An Award will also be earned if any of the following three variables (the "Variables") are achieved, provided that the Company has Pre-Tax Earnings for the Award Year of at least One Million Dollars ($1,000,000):

          (a)          Line of Credit and Invested Cash Balances. As of April 30, 2000, the Company's line of credit balance was Four Hundred Seventy-four Thousand Three Hundred Thirty-six Dollars ($474,336), and the amount of invested cash was approximately Fifteen Thousand Dollars ($15,000). Two percent (2%) of any increase in the invested cash as of April 30, 2001, and any decrease in borrowings outstanding under the line of credit, shall be available for Awards to Participants pursuant to the Plan. In the event that the Board of Directors elects to borrow money or use the Company's cash to acquire another company, purchase the Company's common stock, or to fund any other significant nonbudgeted item, such amounts will be excluded when calculating any increase or decrease in the above amounts. In no event will the amount available for Awards to Participants under this subsection exceed Twenty-five Thousand Dollars ($25,000) .

          (b)          Receivables. As of April 30, 2000, the Company had Three Million Seven Hundred Sixty-Two Thousand One Hundred Fifty-Eight Dollars ($3,762,158) of receivables that have been past due for more than 90 days.

Two percent (2%) of any reduction in this amount excluding write-offs, as of April 30, 2001, shall be available for Awards to Participants pursuant to the Plan. In no event will the amount available for Awards to Participants under this subsection exceed Twenty-five Thousand Dollars ($25,000).

          (c)          Sales Forecast. The Company's sales forecast for its fiscal year ended April 30, 2001, is Twenty-seven Million Five Hundred Thousand ($27,500,000). In the event at least ninety-five percent (95%) of this amount is achieved, then a total of Ten Thousand Dollars ($10,000) shall be available for Awards to Participants pursuant to the Plan. In the event more than one hundred percent (100%) of this amount is achieved, then an additional One Thousand Five Hundred Dollars ($1,500) for each percentage point in excess of one hundred percent (100%) shall be available for awards to Participants pursuant to the Plan. In no event will the amount available for awards to Participants under this subsection exceed Twenty-five Thousand Dollars ($25,000).

          Sixty-five percent (65%) of the Variables components of an Award for an Award Year will be distributed to Participant's pro-rata based on each Participant's base salary for the Award Year with the exception of the Chairman of the Board, in whose case only one half of his base salary for the Award Year will be used. The remaining thirty-five percent (35%) of the total amount of the Variables component may be distributed to Participants based on their achievement of other written performance objectives, compliance with Company policies and the overall profitability of the Company as determined pursuant to Section 2 of Article IV ("Discretionary Portion").

          (c)          Appraisal Division's Performance. The target financial performance and other objectives of the Appraisal Division that will be considered in determining Awards for the designated Appraisal Division Participants are as follows for Fiscal 2001:

          (i)          Appraisal Division Operating Earnings. An Award will be earned if the Appraisal Division's Operating Earnings for the Award Year exceed the minimum threshold of One Million Six Hundred Dollars ($1,600,000). Five percent (5%) of the first One Million Six Hundred Dollars ($1,600,000) seven percent (7%) of the next Five Hundred Thousand Dollars ($500,000) and ten percent (10%) of all other Appraisal Division's Operating Earnings in excess of Two Million One Hundred Thousand Dollars ($2,100,000) shall be available for Awards to Participants pursuant to the Plan. Sixty-five percent (65%) of the Operating Earnings component of an Award for an Award Year will be distributed to Participants pro-rata based on each Participant's base salary for the Award Year. The remaining thirty-five percent (35%) of the Operating Earnings component may be distributed to Participants based on performance objectives, compliance with company policies and the overall profitability of the Company as determined pursuant to Section 2 of Article IV ("Discretionary Portion").

          (ii)          Other Objectives. An Award will be earned if any of the following two variables (the "Variables") are achieved, provided that the Appraisal Division has Operating Earnings for the Award Year of at least One Million Dollars ($1,000,000):

          (a)          Allegheny Project and Retention Receivables. As of April 30, 2000, the Appraisal Division had One Million Eight Hundred Fifty-four Thousand Three Hundred Ninety-four Dollars ($1,854,394) of Retention Receivables that it has not been recorded as revenue because the collection of such amounts is uncertain until the project is completed. Because the completion of the project on time and near budget is critical to the success of the Company, two percent (2%) of all Allegheny Retention Receivables collected during Fiscal 2001 shall be available for Awards to Participants pursuant to the Plan.

          (b)          Sales Forecast. The Appraisal Division's forecast for its fiscal year ended April 30, 2001, is Eleven Million Five Hundred Thousand ($11,500,000). In the event at least ninety-five percent (95%) of this amount is achieved, then a total of Fifteen Thousand Dollars ($15,000) shall be available for Awards to Participants pursuant to the Plan. In the event more than one hundred percent (100%) of this amount is achieved, then an additional Two Thousand Dollars ($2,000) for each percentage point in excess of one hundred percent (100%) shall be available for awards to Participants pursuant to the Plan. In no event will the amount available for awards to Participants under this subsection exceed Fifty Thousand Dollars ($50,000).

          Sixty-five percent (65%) of the Variables component of an Award for an Award Year will be distributed to Participant's pro-rata based on each Participant's base salary for the Award Year. The remaining thirty-five percent (35%) of the total amount of the Variables component may be distributed to Participants based on their achievement of other written performance objectives, compliance with Company policies and the overall profitability of the Company as determined pursuant to Section 2 of Article IV ("Discretionary Portion").

          (d)          Software Division Performance. The target financial performance and other objectives of the Software Division that will be considered in determining Awards for the Designated Software Division Participants are as follows for Fiscal 2001:

          (i)          Software Division Operating Earnings (Loss). An Award will be earned if the Software Division's Operating Loss for the Award Year is less than the minimum threshold of Four Hundred Thousand Dollars ($400,000). Twenty-five percent (25%) of the Company's Operating Earnings for the Award Year in excess of the minimum threshold shall be available for Awards to Participants pursuant to the Plan. Sixty-five percent (65%) of the Operating Earnings component of an Award for an Award Year will be distributed to Participants pro-rata based on each Participant's base salary for the Award Year with the exception of the Chairman of the Board, in whose case only one half of his base salary for the Award Year will be used. The remaining thirty-five percent (35%) of the Operating Earnings component may be distributed to Participants based on their achievement of other written performance objectives, compliance with Company policies and the overall profitability of the Company as determined pursuant to Section 2 of Article IV ("Discretionary Portion").

          (ii)          Other Objectives. An Award will be earned if any of the following three variables (the "Variables") are achieved, provided that the Software Division's Operating Loss for the Award Year is not more than Four Hundred Thousand Dollars ($400,000):

          (a)          Sales Forecast. The Software Division's sales forecast for its fiscal year ended April 30, 2001, is Sixteen Million Dollars ($16,000,000). In the event at least ninety-five percent (95%) of this amount is achieved, then a total of Twenty Thousand Dollars ($20,000) shall be available for Awards to Participants pursuant to the Plan. In the event more than one hundred percent (100%) of this amount is achieved, then an additional Two Thousand Five Hundred Dollars ($2,500) for each percentage point in excess of one hundred percent (100%) shall be available for Awards to Participants pursuant to the Plan. In no event will the amount available for awards to Participants under this subsection exceed Fifty Thousand Dollars ($50,000).

          (b)          Customer Satisfaction.          In the event that the Software Division's overall customer satisfaction rating, which is based on the surveys that will be sent out during the Fiscal Year ending April 30, 2001, is at least 7.75, than a total of Ten Thousand Dollars ($10,000) shall be available for Awards to Participants pursuant to the Plan. In the event that the overall rating is 8.0 or better, than a total of Twenty-five Thousand Dollars ($25,000) shall be available for Awards to Participants pursuant to the Plan.

          (c)          Revenue Per Employee.          In the event that the Software Division's Revenue Per Employee is at least $100,000 for the Fiscal Year ending April 30, 2001, than a total of Twenty Thousand Dollars ($20,000) shall be available for Awards to Participants pursuant to the Plan.

          Sixty-five percent (65%) of the total amount of the Variables component of an Award for an Award Year will be distributed to Participant's pro-rata based on each Participant's base salary for the Award Year with the exception of the Chairman of the Board, in whose case only one half of his base salary for the Award Year will be used. The remaining thirty-five percent (35%) of the total amount of the Variables component may be distributed to Participants based on their achievement of other written performance objectives, compliance with Company policies and the overall profitability of the Company as determined pursuant to Section 2 of Article IV ("Discretionary Portion").

ARTICLE VI

INDIVIDUAL ASSESSMENT AND ADJUSTMENT

Section 1.

Participant's Award. The basis for Awards of any Award Year will be achievement of financial performance targets and other objectives as set forth in this Plan and, with respect to the Discretionary Portion, as determined in the sole discretion of the Chief Executive Officer and Committee. If the financial targets and other objectives are met for the Award Year, the Chief Executive Officer will calculate and determine the amount of the Award for each Participant based upon the extent to which the Company's financial performance targets and other objectives (as determined by the Chief Executive Officer) were achieved for the Award Year.

Section 2.

Partial Award. In the event an Executive Employee participates in the Plan for only part of an Award Year, the Award may be adjusted pro-rata based on the amount of time for which the Executive Employee was a Participant in the Plan.

ARTICLE VII

PAYMENT OF AWARDS

                          Subject to Article VII, each Award, as finally determined for the Award Year, shall be paid to the Participant in cash as soon as administratively feasible following final determination and approval.

ARTICLE VIII

TERMINATION OF EMPLOYMENT

Section 1.

Retirement, Death, Disability, or Other Termination. In the event of a Participant's death, disability, normal retirement, or termination of employment (unless Section 2 of this Article applies) during an Award Year, payment of the Award earned for that year will be pro-rated. In the event of death, payment shall be made to the Participant's designated beneficiary, or if there is no designated beneficiary, payment shall be made to the Participant's estate.

Section 2.

Forfeiture. In the event that a Participant is terminated for "cause," the Participant's entitlement to any Award, including any Award for a prior Award Year that has not been paid, shall be forfeited and the Award shall be canceled. For purposes of this Plan, termination shall be considered to be for "cause" if based upon (a) Participant's conviction of a crime involving moral turpitude or embezzlement; (b) Participant's willful activities in competition with the Company or in aid of its competitors; (c) Participant's willful and continued failure to substantially perform Participant's duties with the Company under this Plan (other than any such failure resulting from disability), under any employment agreement with the Company, or otherwise, after a written demand for substantial performance is delivered to Participant that specifically identifies the manner in which the Company believes Participant has failed to resume substantial performance of his or her duties on a continuous basis within 14 calendar days of receiving such demand; or (d) Participant willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of (b), (c) and (d) above, no act, or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

ARTICLE IX

GENERAL PROVISIONS

Section 1.

No Right to Participate. Nothing in this Plan will be deemed to give a Participant or a Participant's legal representative or any other person or entity claiming under or through a Participant a contract or right to participate in the benefits of the Plan. The selection of an individual as an Executive Employee and as a Participant, as well as determination of the amount of any Award or any other determination relating to the Plan, shall be final and binding on all parties to this Plan.

Section 2.

No Employment Right. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company will continue to employ any Executive Employee or Participant, and this Plan shall not be construed as any type of employment contract or obligation between the Company and an Executive Employee or Participant.

Section 3.

Nontransferability. Neither a Participant nor any beneficiary of the Participant shall have any right to assign, transfer, attach, or hypothecate any Award, potential Award, or right to future payment of any Award or other benefit under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or by any other legal or equitable proceeding.

Section 4.

Withholding. The Company shall have the right to deduct from any payment made under this Plan all amounts required by federal, state, or local tax laws to be withheld and shall apply to any payment made under this Plan all applicable payroll taxes and assessments.

Section 5.

Change in Capitalization. In the event of a reorganization, merger, consolidation, or other transaction in which the Company is not the surviving corporation, or upon the sale of substantially all of the property and assets of the Company or upon the dissolution or liquidation of the Company, this Plan will terminate on the effective date of such transaction. Participants shall be entitled to prompt payment of pro-rated Awards for the Award Year during which the event occurs unless this Plan continues in whole or in part or a successor plan is substituted.

                          IN WITNESS WHEREOF, this instrument is executed as an act of the Company effective as of May 1, 2000.

MANATRON, INC.

By	/s/ Paul R. Sylvester	By	/s/ Gene Bledsoe
	Paul R. Sylvester President and Chief Executive Officer		Gene Bledsoe, Member, Compensation Committee

By	/s/ Harry C. Vorys	By	/s/ Stephen C. Waterbury
	Harry C. Vorys, Member, Compensation Committee		Stephen C. Waterbury, Member Compensation Committee